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                                                                   Exhibit 5.1

             Squacron, Ellenoff, Plesent & Sheinfeld, LLP
                             551 Fifth Avenue
                            New York, NY 10176



                                               March 13, 1997

PathoGenesis Corporation
201 Elliott Avenue West
Seattle, Washington 98119

Re:  Registration Statement on Form S-1 (Registration No. 333-22297)

Ladies and Gentlemen:

    You have requested our opinion, as counsel for PathoGenesis Corporation, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1 (Registration No. 333-22297) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"). The Registration Statement relates to, among other things, an offering by the Company of 2,000,000 shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), and up to 300,000 shares of Common Stock to be issued solely to cover over-allotments (collectively, the "Shares").

    We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act and the applicable state securities laws, the Shares to be sold by the Company, when issued, delivered, and paid for in the manner described in the form of Underwriting Agreement filed as Exhibit 1 to the Registration Statement, will be legally issued, and the Shares, when so issued, delivered and paid for will also be fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,